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July 17, 1995



Exhibit 23


            CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 11, 1995, which appears on page 41 of J.P.
Morgan & Co. Incorporated's 1994 Annual Report on Form 10-
K for the year ended December 31, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on pages 42 to 46 of such Annual Report on Form 10-K.




PRICE WATERHOUSE LLP

New York, New York
July 20, 1995